Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of China Green Agriculture, Inc. on Form S-1, of our report dated September 21, 2007, relating to the financial statements of Discovery Technologies, Inc. for the two fiscal years ended June 30, 2007, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the prospectus.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

February 8, 2008